FILED
In the Office of the
Secretary of State of Texas

NOV 20 1997

Corporations Section

ARTICLES OF AMENDMENT
TO
ARTICLES OF ORGANIZATION

TETON ADVISERS LLC

Pursuant to Article 3.06 of the Texas Limited Liability Company Act (the "Act"), Teton Advisers LLC, a Texas limited liability company, hereby amends its Articles of Organization originally filed with the Texas Secretary of State's office on September 14, 1994, as follows:

1. The name of the limited liability company is Teton Advisers LLC.

2. Article I of the Articles of Organization is amended in its entirety to read:

ARTICLE I

The name of the limited liability company is Gabelli Advisers LLC.

3. These Articles of Amendment have been approved in accordance with Section H of Article 2.23 of the Act.

4. These Articles of Amendment were approved by all its Class A members and managers on November 7, 1997.

Dated as of the 7th day of November, 1997.

TETON ADVISERS LLC

[signature]

By: Bruce N. Alpert
Its: General Manager, Chief Operating Officer and Authorized Member